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                                                                    EXHIBIT 10.7

                                     FORM OF

                             SECURED PROMISSORY NOTE

$20,000                                                              May 5, 1995

        FOR VALUE RECEIVED, the undersigned ______________ ("Maker"), hereby promises to pay to Informatica Corporation, a California corporation ("Payee"), on the earlier of (i) May 5, 2000 or (ii) the date maker ceases to be an employee of Payee, for any reason, the principal sum of Twenty Thousand Dollars ($20,000), in lawful money of the United States of America and in immediately available funds, plus interest from the date hereof at the rate of seven and 12/100 percent (7.12%) per annum, payable in arrears on and May 5, 2000.

        Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. Should interest not be paid when due hereunder, it shall be added to the principal and thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law.

        This Note is secured by that certain Security Agreement of even date herewith between Maker and Payee (the "Security Agreement"), and Payee is entitled to all the benefits provided in the Security Agreement.

        (i) Prepayments. Maker shall have the right to prepay any and all amounts owed under this Note in full or in part at any time without notice and without penalty, premium or bonus.

        (ii) Events of Default and Remedies. Any one of the following occurrences shall constitute an "Event of Default" under this Note:

                (a) Maker fails to pay any installment of principal or interest under this Note when the same becomes due in accordance with the terms hereof or otherwise fails to perform its obligations under this Note or the Security Agreement.

                (b) Maker (i) becomes insolvent or bankrupt, commits any act of bankruptcy, generally fails to pay its debts as they become due, (ii) makes an assignment for the benefit of its creditors, or (iii) enters into any agreement for the composition, extension, or readjustment of all or substantially all of his or her obligations, or any proceeding is commenced either by Maker or against Maker under bankruptcy or insolvency laws or a receiver is appointed for all or substantially all of Maker's property.

                (c) Maker ceases to be an employee of Payee for any reason.

                Upon the occurrence of any Event of Default hereunder, the entire unpaid principal balance of this Note (including accrued interest) shall, at the option of the Payee and without notice or demand of any kind to Maker or any other person, immediately



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become due and payable, and Payee shall have and may exercise any and all rights and remedies available to it at law or in equity.

        (iii) Attorneys' Fees and Costs. Maker promises to pay on demand all reasonable out-of-pocket costs of and expenses of Payee in connection with the collection of amounts due hereunder, including, without limitation, attorneys' fees incurred in connection therewith, whether or not any lawsuit is ever filed with respect thereto.

        (iv) Miscellaneous.

                (a) Waiver. Maker waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note. No extension of time for the payment of this Note shall affect the original liability under this Note of Maker. The pleading of any statute of limitations as a defense to any demand against Maker is expressly waived by Maker to the full extent permitted by law.

                (b) Setoff. The obligation to pay Payee shall be absolute and unconditional and the rights of Payee shall not be subject to any defense, setoff, counterclaim or recoupment or by reason of any indebtedness or liability at any time owing by Payee to Maker.

                (c) Governing Law. This Note shall be construed and enforced in accordance with the laws of the state of California, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

        IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first above written.

                                            MAKER


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                                            [Name]


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